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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 filed on Form S-3 to the Registration Statement on Form S-2 (File No. 333-46988) of our report dated January 24, 2002, relating to the financial statements, which appears in Cambridge Heart's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 5, 2002